Exhibit 10.84

Iowa State University Research Park Corporation
2711 South Loop Drive, Suite 4050
Ames, Iowa 50010-8648

Memorandum of Agreement

DATE:	September 29, 2011

TO:	Nick Vahanian, President & CEO
NewLink Genetics Corporation
2503 S. Loop Drive, Suite 5100
Ames, IA 50010

FROM:	Steven T. Carter, President

RE:	ADDENDUM TO THE LEASE BETWEEN ISU RESEARCH PARK CORPORATION AND NEWLINK GENETICS CORPORATION DATED FEBRUARY 1, 2001.

The following information constitutes changes to the Lease Agreement between ISU Research Park Corporation (Landlord) and NewLink Genetics Corporation (Tenant).  Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated February 1, 2001.

Landlord agrees to release the Lease Agreement for Suites 3350 (containing ±1,038 rsf) as of September 2, 2011; Suites 3600 (±1,325 rsf), 3575 (±523 rsf), and 3903-3907 (±1,992 rsf) as of October 31, 2011; and Suites 3540, 3550, and 3560 as of January 31, 2012.  Tenant agrees to transfer use of Suites 3540, 3550 & 3560 to BioProtection Systems Corporation, a wholly-owned subsidiary, from November 1, 2011- January 31, 2012.

Landlord agrees to extend the Lease Agreement for Suites 3500- 3532 (±3,634 rentable square feet) and Suites 3901, 3902 & 3908 (±1,155 rsf) in the following manner:

Term	Sq. Ft. Base Rents	Sq. Ft. Operating Rents	Monthly Base Rents	Monthly Operating Rents	Annual Base Rents	Annual Operating Rents

Suites 3500- 3532 (containing ±3,634 rsf)
11/1/2011-10/31/2012	$11.90	Actual	$3,603.72	Actual	$43,244.64	Actual

Suites 3901, 3902 & 3908 (containing ±1,155 rsf)
11/1/2011-10/31/2012	$12.75	Actual	$1,227.19	Actual	$14,726.28	Actual

Tenant leases the space as is.  Any modifications will be at the Tenant’s sole expense.  Landlord agrees to release Tenant from this lease obligation upon Tenant’s move into another facility at the ISU Research Park.  Subject to the terms of this Memorandum, Tenant agrees that all terms and conditions of the February 1, 2001 Lease and those described in this Memorandum shall remain in force.

Tenant continues to be responsible for their custodial services and the cost & maintenance for the fume hoods and plumbing in the labs & kitchen & the equipment in Rm 3531.  This agreement does not preclude other tenants from using the equipment in Rm 3531.  Gas & water usage, as well as utility costs for the HVAC system, will be prorated & invoiced monthly.  Electricity is metered separately & is invoiced directly from the provider.

Please sign and return both originals to my office by October 3rd, 2011 if you concur with the above terms.  We will then send a fully executed copy for your records.

AGREED

FOR	FOR
BioProtection Systems Corporation	ISU Research Park Corporation